EXHIBIT 10.4


                            ASSIGNMENT OF COPYRIGHTS


     WHEREAS, Design Data Systems Corporation, a Florida corporation, having its principal place of business at 13830 58th Street N., Suite 410, Clearwater, Florida ("Assignor"), owns all right, title and interest in original works (whether regarded as literary works or computer programs under applicable law) relating to certain products designed and manufactured by Assignor, including, but not limited to, those listed on SCHEDULE A attached hereto (collectively, the "Work", but excluding works constituting part of the Replacement Property, as defined in the Assignment dated November 4, 1999 by and among Seller, Buyer and SQL Acquisition LLC); and

     WHEREAS, ASA International Ltd., a Delaware corporation having its principal place of business at 10 Speen Street, Framingham, Massachusetts ("Assignee"), desires to obtain the entire right, title, and interest in, to and under the Work including the copyright(s) thereof;

     NOW, THEREFORE, for good and valuable consideration paid by the Assignee to the Assignor simultaneously herewith, pursuant to that certain Asset Purchase Agreement dated as of November 4, 1999 (the "Agreement"), receipt of which is hereby acknowledged by the Assignor, and for other good and valuable consideration, the said Assignor, subject to the penultimate paragraph hereof;

     Assignor hereby assigns, transfers and sets over unto the Assignee the entire right, title, and interest in and to the Work, the entire right, title and interest in and to any and all statutory or common law copyrights or copyright registrations covering the Work, including: any and all renewals and extensions of those copyrights that may be secured under the laws now or hereafter in force in the United States and throughout the world; any and all causes of action heretofore accrued in the Assignor's favor for infringement of the aforesaid copyright(s); and any and all rights, including but not limited to, the rights to reproduce the Work in copies or other embodiment; to prepare derivative works based upon the Work; to distribute copies or other embodiments of the Work to the public by sale or other transfer of ownership, or by rental, lease or lending; to perform the Work publicly; and to display the Work publicly;

     To have and to hold the same unto the Assignee, its successors, legal representatives and assigns, for and during the existence of all copyright(s) and any and all renewals and extensions thereof absolutely and forever; and Assignor hereby authorizes and requests the Register of Copyrights of the United States, and any official of any country or countries foreign to the United States, and any official of any country or countries foreign to the United States, whose duty it is to issue copyright registrations or similar indicia of copyright, to issue such copyright, registrations for said Work to Assignee, its successors, legal representatives and assigns.

     Assignor hereby covenants and represents that the execution, delivery and performance of this Copyright Assignment by Assignor has been duly and validly authorized by all necessary corporate action and this Copyright Assignment has been duly and validly executed and delivered by Assignor and constitutes a valid and legally binding agreement of Assignor, enforceable against Assignor in accordance with its terms. The execution, delivery and performance of this Copyright Assignment does not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, injunction, decree, rule or regulation, or ruling of any court or governmental instrumentality, or the articles of incorporation, bylaws or resolutions of the Board of Directors of Assignor, or conflict with, constitute grounds for termination of or result in a breach of or constitute a default under any agreement, instrument, license or permit to which Assignor is or will be subject.

     Assignor hereby covenants and agrees that Assignor shall forthwith upon Assignee's written request and at Assignee's sole expense take any and all steps and execute, acknowledge, and deliver to the Assignee any and all further instruments and assurances necessary or expedient in order to vest the aforesaid Work and copyright(s) and causes of action more effectively in the Assignee.

     Assignor hereby further covenants and agrees that Assignor will communicate to the Assignee, its successors, legal representatives and assigns, any facts known to Assignor respecting said Work and said copyright(s), and at Assignee's sole expense testify in any legal proceedings, sign all lawful papers, execute all copyright applications and copyright renewal applications, make all rightful oaths, and generally do everything possible to aid the said Assignee, its successors, legal representatives and assigns, to obtain and enforce proper copyright protection for said Work in all countries.

     Assignor hereby constitutes and appoints the Assignee its true and lawful attorney-in-fact with full power of substitution, in Assignor's name and stead, but for the Assignee's benefit, to take any and all steps (including proceeding at law, in equity or otherwise), and to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest the aforesaid Work and copyright(s) and causes of action more effectively in the Assignee, or to protect the same, or to enforce any claim or right of any kind with respect thereto. The Assignor hereby declares that the foregoing power is coupled with an interest and is irrevocable.

     Assignor and assignee agree that, notwithstanding any other provision of this Copyright Assignment, this Copyright Assignment shall be effective on and after September 30, 1999.

IN WITNESS WHEREOF, this Assignment of Copyrights is executed at Boston, Massachusetts, this 4 day of November, 1999.


                                       DESIGN DATA SYSTEMS CORPORATION

                                       By: /S/ MICHAEL R. MELI, PRESIDENT
                                           --------------------------------
                                            Name:  MICHAEL R. MELI
                                            Title: PRESIDENT

ATTEST:

By: /S/ BRIAN SALVAGNI
--------------------------
Name:  BRIAN SALVAGNI
Title:

                                  CERTIFICATION

COMMONWEALTH OF MASSACHUSETTS       )
                                    ) ss.
COUNTY OF SUFFOLK                   )


     On this 4th day of November, 1999, before me, the undersigned, a Notary Public for the Commonwealth of Massachusetts, personally appeared Michael
     R. Meli, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing instrument as President of the corporation named therein, and acknowledged to me that he executed the same as his voluntary act on behalf of such corporation with authority to do so for the purposes therein set forth.



                                        /S/ VIRGINIA A. THOMPSON
                                        ----------------------------
                                             Notary Public


My Commission expires: NOVEMBER 23, 2001

                     SCHEDULE A TO ASSIGNMENT OF COPYRIGHTS